SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2019

AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

000-1036848
(Commission File Number)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯⁯ ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯⁯ ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯⁯ ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NYSE American Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement

Forbearance Agreement with Credit Facility Lenders

In late September, AeroCentury Corp. (the "Company") repossessed four aircraft leased to one of its customers due to substantial payment arrearages and other lease defaults, and the customer subsequently entered into insolvency proceedings.  Three of the repossessed aircraft secured the Company's obligations under the Third Amended and Restated Loan and Security Agreement (the "Loan Agreement") between MUFG Union Bank, N.A., as agent and lender ("MUFG") and California Bank and Trust, a division of Zions Bancorporation (fka ZB, NA) dba California Bank and Trust, Columbia State Bank, Umpqua Bank, and U.S. Bank National Association (collectively with MUFG, referred to as the "Lenders").  As a result of early termination of the leases, the Loan Agreement required the Company to recalculate the contribution of the three aircraft to the collateral base securing the Loan Agreement indebtedness, and as a result, the Company was not in compliance with the Loan Agreement borrowing base covenant as of the September 30, 2019 measuring date ("Borrowing Base Noncompliance").   On October 15, 2019, MUFG delivered a Reservations of Rights Letter (the "Reservation Letter") to the Company which provided formal notice to the Company of certain "Specified Defaults" under the Loan Agreement, including the Borrowing Base Noncompliance and certain other potential Loan Agreement covenant defaults listed in the letter. The Reservation Letter did not include a triggering event that caused acceleration of the Loan Agreement indebtedness.

On October 28, 2019, the Company and two of its subsidiary corporations, JetFleet Holding Corp. and JetFleet Management Corp., entered into a Forbearance Agreement (the "Forbearance Agreement") with the Lenders and MUFG Bank LTD ("MUFG LTD") with respect to the Loan Agreement and the related interest rate swap agreements between MUFG LTD and the Company for certain of the Loan Agreement indebtedness (the "Swap Contracts").  The Forbearance Agreement provided that the Lenders (i) shall temporarily forbear from exercising remedies under the Loan Agreement that might be triggered by the Specified Defaults, and (ii) shall grant a one-time waiver of a provision under the Loan Agreement, which waiver permitted the Company to rollover an existing LIBOR tranche of the loan to a new LIBOR-based loan, despite the existence of the Specified Defaults.  It further provided that MUFG LTD, as swap counterparty to the Swap Contracts, shall forbear temporarily from exercising any termination rights under the Swap Contracts that might be triggered by the Specified Defaults.

The Forbearance Agreement expires on the earlier of  (i) November 13, 2019; (ii) the occurrence of a default under the Loan Agreement other than the Specified Defaults; (iii) exercise of default remedies by the lender under certain term loan agreements entered into by special purpose subsidiaries of the Company; or  (iv) a default by the Company under the terms of the Forbearance Agreement.  The Forbearance Agreement requires additional reporting on a biweekly basis of the Company's week-by-week cash flow projections and variances.  In consideration of the Forbearance Agreement, the Company paid the Lenders a Forbearance Fee of $181,250.

The foregoing description of the Forebearance Agreement is qualified in its entirety by reference to the copy of the Forebearance Agreement filed as Exhibit 10.1 hereto.

Item 7.01 Regulation FD Disclosure

On November 1, 2019, the Company issued a Press Release regarding the status of the Company's noncompliance with the Loan Agreement and its plan to regain compliance.  A copy of the Press Release is attached to this Report as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01

(d) Exhibits

10.1
Forbearance Agremeent between the Company; JetFleet Holding Corp.; JetFleet Management Corp.;  MUFG Union Bank, N.A., as Administrative Agent and Lender; and Zions Bancorporation, N.A. (fka ZB, N.A.) dba California Bank and Trust, Columbia State Bank, Umpqua Bank, U.S. Bank National Association, and Columbia State Bank, as Lenders; and MUFG Bank LTD, as Swap Counterparty, dated October 28, 2019

99.1	Form of Press Release, dated November 1, 2019, issued by the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 1, 2019

AEROCENTURY CORP.
By: /s/ Toni M. Perazzo
Toni M. Perazzo
S.V.P - Finance & Chief Financial Officer